BAUM & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071



                          INDEPENDENT AUDITORS CONSENT


         We hereby consent to the use in the Form 10-SB registration Statement of Real Logic, Inc. (formerly Xelos, Inc.) our report as of November 30, 2001 dated March 20, 2002 relating to the financial statements of Real Logic, Inc. (formerly Xelos, Inc.) which expresses an unqualified opinion appearing in the form 10-SB for the year ended November 30, 2001.



/s/ Baum & Company, PA
--------------------------------------
    Baum & Company, PA
    Certified Public Accountants
    Coral Springs, Florida


March 29, 2002